UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)		22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 5, 2016, WidePoint Corporation (the “Company”) issued a press release regarding its second quarter contract wins and option year extensions. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 5.02(b) and (e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2016, the Company and Steve L. Komar, the Company’s Chief Executive Officer, entered into an amendment to Mr. Komar’s employment agreement to extend the term of the agreement until September 30, 2016, with an option exercisable by the Company to extend the term further until December 31, 2016. A copy of the amendment is filed herewith as Exhibit 10.1 and the foregoing description is qualified by reference to the full text thereof.

In addition, on June 30, 2016, James T. McCubbin resigned from the Company’s Board of Directors. Mr. McCubbin will continue to serve as the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment to Employment Agreement between WidePoint Corporation and Steve L. Komar
99.1	Press Release issued July 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: July 5, 2016	James T. McCubbin
Executive Vice President and Chief Financial Officer